                                                           EXHIBIT 99.1


                     AMERICAN ELECTRIC POWER COMPANY, INC.
              Proxy Solicited on Behalf of the Board of Directors
                 for the Annual Meeting to be held May 27, 1998

                                     PROXY

--------------------------------------------------------------------------------
The undersigned appoints E. Linn Draper, Jr., Peter J. DeMaria and Gerald P. Maloney, and each of them, acting by a majority if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the annual meeting of shareholders of American Electric Power Company, Inc. to be held on May 27, 1998, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

Trustee's Authorization. The undersigned authorizes Fidelity Management Trust Company to vote all shares of Common Stock of the Company credited to the undersigned's account under the American Electric Power System Employees Savings Plan at the annual meeting in accordance with the instructions on the reverse side.

Election of Directors. Nominees:   1. J.P. DesBarres, 2. E.L. Draper, Jr., 3.
                                   R.M. Duncan, 4. R.W. Fri, 5. L.A. Hudson,
                                   Jr., 6. L.J. Kujawa, 7. A.E. Peyton, 8. D.G.
                                   Smith, 9. L.G. Stuntz, 10. K.D. Sullivan,
                                   11. M. Tanenbaum.

You are encouraged to specify your choice by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.
--------------------------------------------------------------------------------

Comments:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(If you have written in the above space, please mark the "Special Attention" box on the other side of this card.)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

Your vote is important. You may vote the shares held in this account in any one of the following three ways:

o Vote by mail. Complete, date, sign and mail your proxy card (above) in the enclosed postage-paid envelope or, otherwise, return it to AEP, P.O. Box 8673, Edison, New Jersey 08818.

o Vote by phone. Call toll-free, 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week from the U.S. and Canada to vote your proxy.

o Vote on the internet. Access the Web site at http://www.vote-by-net.com 24 hours a day, 7 days a week.

If you vote by phone or via the internet, please have your social security number and proxy card available. The sequence of numbers appearing in the box on the reverse side of this proxy card, just below the perforation, and your social security number are necessary to verify your vote. A phone or internet vote authorizes the named proxies in the same manner as if you marked, signed and returned this proxy card.

If you vote by phone or vote using the internet, please do not mail your proxy.

                              THANK YOU FOR VOTING

Directions to the Fawcett Center
(614) 292-1342
State Route 315 to the Lane Avenue exit.                  [MAP OMITTED]
Go East on Lane Avenue.
Take Lane Avenue to Olentangy River Road.
Turn North (a left turn) on Olentangy River Road.
The Fawcett Center is the first driveway on the East (right) side on Olentangy River Road.

[LOGO] PRINTED WITH SOY INK
[RECYCLE LOGO] Printed on recycled paper

|X| Please mark your votes as in this example.

The proxies are directed to vote as specified below and in their discretion on all other matters coming before the meeting. If no direction is made, the proxies will vote FOR all nominees listed on the reverse side and FOR Proposals 1, 2, and 4.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR all nominees for election as directors and FOR Proposals 1, 2, and 4.
--------------------------------------------------------------------------------

1. Share issuance to CSW Stockholders Pursuant to Merger.

          FOR       AGAINST      ABSTAIN

          |_|         |_|          |_|

2. Increase Number of Authorized Shares of Common Stock.

          FOR       AGAINST      ABSTAIN

          |_|         |_|          |_|

3. Election of Directors (See Reverse).

          FOR         WITHHELD

          |_|           |_|

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

4. Approval of Auditors.

          FOR       AGAINST      ABSTAIN

          |_|         |_|          |_|

SPECIAL ATTENTION
Mark here if you have written a comment on reverse.    |_|

ANNUAL REPORT
Mark here to discontinue annual report mailing for this account (for multiple-account holders only). |_|

ANNUAL MEETING
Mark here if you plan to attend the annual meeting.    |_|

SIGNATURE(S)_____________________________ DATE _________________________, 1998
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^

                   ------------------------------------------
                   FOR INSTRUCTIONS ON TELEPHONE AND INTERNET
                               VOTING SEE REVERSE
                   ------------------------------------------

[LOGO]    AMERICAN(R)
          ELECTRIC
          POWER


                        Annual Meeting
                        of Shareholders
                        Wednesday, May 27, 1998 o 9:30 a.m.
Admission Ticket        Fawcett Center
----------------------- The Ohio State University
                        2400 Olentangy River Road
                        Columbus, Ohio
                        --------------------------------------------------------
                              Agenda

                        o     Introduction and Welcome

                        o Issuance of Shares of AEP Common Stock to CSW Stockholders Pursuant to the Merger Agreement

                        o Amend Restated Certificate of Incorporation to Increase Number of Authorized Shares of AEP Common Stock from 300,000,000 to 600,000,000

                        o     Election of Directors

                        o     Ratification of Auditors

                        o     Chairman's Report

                        o     Comments and Questions from Shareholders

--------------------------------------------------------------------------------
If you plan to attend the 1998 annual meeting of shareholders and vote by mail, please mark the "Annual Meeting" box on the proxy card above. Present this ticket for admittance of shareholder(s) named above and a guest.

See reverse for directions and map of area.